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                                                                     Exhibit 23



                           Consent of Independent Auditors



We consent to the use of our report on the financial statements for the year ended December 31, 1997 of Stirniminn, Inc. d/b/a Kirkwood Pharmacy, Martin Drug Corporation d/b/a Interurban Pharmacy and Carlen Corporation d/b/a Briargrove Pharmacy, in the Form 8-K/A dated July 23, 1998 of HORIZON Pharmacies, Inc.

Howard & Waltrip, P.C.
Certified Public Accountants
Dallas, Texas
October 7, 1998